SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 30, 2004

Tom Brown, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other Jurisdiction of incorporation or organization)

001-31308
(Commission File No.)

95-1949781
(I.R.S. Employer Identification No.)

555 Seventeenth Street, Suite 1850, Denver, Colorado	80202
(Address of principal executive offices)	(Zip Code)

(303) 260-5000
(Registrants’ telephone number, including area code)

(Former name, former address and former fiscal year, if changed since last report.)

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.	Description

99.1	Press Release issued June 30, 2004.

ITEM 9.  REGULATION FD DISCLOSURE.

On June 30, 2004, Tom Brown, Inc. (“TBI”) and its subsidiary Tom Brown Resources Funding Corp. (“TBRFC” and, together with TBI, the “Issuers”) issued a press release announcing that the second supplemental indenture containing the proposed amendments in connection with the Issuers’ consent solicitation was executed on June 29, 2004.  In connection therewith, holders of Units of the Issuers may no longer revoke their consents to the proposed amendments as described in the consent solicitation.  A copy of the press release is attached to this report as Exhibit 99.1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Co-Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOM BROWN, INC.

	By:	/s/ Don R. McClure
Don R. McClure
Vice President, Finance and Chief Financial Officer

Date: July 7, 2004